SCHEDULE 14A

                               (RULE 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14(A) INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO. _________)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                                 GPU, INC.
                                 ---------
              (Name of Registrant as Specified in Its Charter)

          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A
     (2)  Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A
     (2)  Form, Schedule or Registration Statement No.: N/A
     (3)  Filing Party: N/A
     (4)  Date Filed: N/A

IMPORTANT LEGAL INFORMATION UNDER
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     This newsletter contains forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of FirstEnergy Corp. and GPU, Inc. are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties set forth in FirstEnergy's and GPU's filings with the SEC, including risks and uncertainties relating to: failure to obtain expected synergies from the merger, delays in obtaining or adverse conditions contained in any required regulatory approvals, changes in laws or regulations, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy market prices, availability and pricing of fuel and other energy commodities, legislative and regulatory changes (including revised environmental and safety requirements), availability and cost of capital and other similar factors. Readers are referred to FirstEnergy's and GPU's most recent reports filed with the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

     In connection with the proposed merger, FirstEnergy Corp. and GPU, Inc. have filed a preliminary joint proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS. THE JOINT PROXY STATEMENT/PROSPECTUS CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other documents filed by FirstEnergy and GPU with the SEC at the SEC's Web site at http://www.sec.gov. Free copies of the definitive joint proxy statement/prospectus, once available, and each company's other filings with the SEC may also be obtained from the respective companies. Free copies of FirstEnergy's filings may be obtained by directing a request to FirstEnergy Corp., Investor Services, 76 S. Main St., Akron, Ohio 44308-1890.
Telephone: 1-800-736-3402. Free copies of GPU filings may be obtained by directing a request to GPU, Inc., 310 Madison Avenue, Morristown, New Jersey 07962. Telephone: 1-973-401-8204.

     FirstEnergy, its directors, certain executive officers, and certain other employees (Thomas M. Welsh, Manager of Communications, and Kurt E. Turosky, Manager of Investor Relations) may be deemed under the rules of the SEC to be "participants in the solicitation" of proxies from the security holders of FirstEnergy in favor of the merger. FirstEnergy's directors and executive officers beneficially own, in the aggregate, less than 1% of the outstanding shares of FirstEnergy common stock. Security holders of FirstEnergy may obtain additional information regarding the interests of the "participants in the solicitation" by reading the joint proxy statement/prospectus relating to the merger.

     GPU, its directors (Theodore H. Black, Fred D. Hafer (Chairman: CEO and President), Thomas B. Hagen, Robert Pokelwaldt, John M. Pietruski, Catherine A. Rein, Bryan S. Townsend, Carlisle A.H. Trost, Kenneth L. Wolfe and Patricia K. Woolf), certain executive officers (Ira H. Jolles (Senior Vice President and General Counsel), Bruce L. Levy (Senior Vice President and CFO) and Carole B. Snyder (Executive Vice President Corporate Affairs)) and certain other employees (Jeff Dennard (Director of Corporate Communications), Joanne Barbieri (Manager of Investor Relations) and Ned Raynolds (Manager of Financial Communications)) may be deemed under rules of the SEC to be "participants in the solicitation" of proxies from the security holders of GPU in favor of the merger. GPU's directors and executive officers beneficially own, in the aggregate, less than 1% of the outstanding shares of GPU common stock. Security holders of GPU may obtain additional information regarding the interests of "participants in the solicitation" by reading the joint proxy statement/prospectus relating to the merger.

MERGER QUESTIONS AND ANSWERS

     Here are some questions and answers about the pending merger between GPU, Inc. and FirstEnergy Corp. as they relate to generation.

o SINCE FIRSTENERGY HAS GENERATION, ARE WE GOING TO GET BACK INTO GENERATION? OR, DOES OUR VISION CONTINUE TO BE THE DELIVERY BUSINESS ONLY?

         FirstEnergy's ownership of generation does not change GPU's planned business focus of providing infrastructure and infrastructure services. The access to generation will increase the type of non-regulated products and services we will offer as a combined company. FirstEnergy also owns gas reserves and has marketing rights to some of the output.

o WILL THIS MERGER HELP WITH OUR CAPPED GENERATION RATE? (PROVIDER OF LAST RESORT) IS GPU GOING TO USE FIRSTENERGY'S GENERATION?

         While it is expected that FirstEnergy's generation plants will be able to serve some of GPU's customers, FirstEnergy does not really have excess capacity during the high-demand, on-peak load periods. FirstEnergy is planning to construct several new gas-fired peaking units that may be able to serve some of the demand of GPU customers.

o WHY DID WE GET RID OF OUR GENERATION AND THEN PARTNER WITH A COMPANY WHO STILL HAS GENERATION? DOES THIS MEAN A CHANGE IN STRATEGY ON GENERATION?

         The reasons behind GPU's divestiture of generation have not changed. A large percentage of the portfolio of plants owned and operated by GPU were small and inefficient and would not be competitive on their own. Those plants would be more valuable to an operator that had significant additional capacity and was interested in investing significant amounts of money to build a regional or national trading business. FirstEnergy's generation portfolio is quite different with several large efficient fossil powered units and several large nuclear units.

o    WHAT TYPES OF GENERATION DOES FIRSTENERGY OWN? (COAL, NUCLEAR, ETC.)


          FirstEnergy owns 16 power stations with a combined output of more than 12,000 megawatts (Mw). The stations include 7,470 Mw of coal fired generation, 3,700 Mw of nuclear generation and nearly 900 Mw of pumped storage, and oil/gas fired units.

o SINCE FIRSTENERGY HAS MAINTAINED A GENERATION COMPONENT, DOES OR WILL THIS MERGER/ACQUISITION HAVE ANY IMPACT ON WHAT IS GOING TO BE DONE WITH YARDS CREEK OR FORKED RIVER? HAS OUR STRATEGY CHANGED SUCH THAT WE WILL STAY IN GENERATION AND KEEP THESE UNITS WITH GPU/FIRSTENERGY?

          Under the terms of the merger agreement, FirstEnergy will have to approve any sale of GPU generation assets. Ongoing negotiations regarding the sale of Yards Creek will continue subject to final approval by FirstEnergy. Assets such as Forked River and York Haven, where no active negotiations are underway, will not be offered for sale during the transition period.

o    ARE WE GOING TO CONVINCE FIRSTENERGY TO DIVEST GENERATION?

         The merger was not planned based on FirstEnergy divesting its generating assets. These plants are an integral part of FirstEnergy's business plan.

o    WITH THIS MERGER, WOULD WE CONSIDER BUYING BACK GENERATION?

         Once the merger is completed, management will determine whether additional generation assets would be desirable and, if so, which type of assets should be added.

o SINCE FIRSTENERGY OWNS GENERATION, DOES THIS MEAN THAT GPU NOW ADMITS THAT THEY WERE WRONG IN GETTING RID OF THEIR GENERATION PLANTS?

         See answer to question 3.

o    DOES FIRSTENERGY HAVE A SEPARATE GENERATION COMPANY?

         FirstEnergy separated generation from its transmission and distribution utilities. The generation business is part of its unregulated retail operators.

o    HOW MUCH EXCESS GENERATION DOES FIRSTENERGY HAVE TO GIVE US?

         FirstEnergy has significant generation available during off-peak and mid-peak hours. Studies are under way to consider how such supply may help address GPU energy needs. While FirstEnergy currently does not have excess on-peak generation capacity to support GPU needs, it is planning the construction of several new gas-fired peaking units. Also, next year shopping will be introduced to Ohio customers. To the extent customers leave, they will free up capacity that could possibly be used to serve GPU load.

o    WHAT IS FIRSTENERGY'S STAND/PHILOSOPHY ON OWNING GENERATION?

         FirstEnergy is committed to owning and operating generation capacity through the region.

o IS FIRSTENERGY LOOKING TO EXPAND GENERATION? IF SO, HOW? WHY DID GPUE DECIDE TO SELL ALL OF ITS GENERATION?

         See answers to question 3 and 10.

o    QUESTIONING THE DEREGULATION OUT WEST - IS IT REALLY WORKING
     EFFECTIVELY? WHAT WE ARE DOING DOESN'T MAKE SENSE - SELLING
     GENERATION? WAS THIS A DESPERATION MERGER?

         We expect that the merger will create a combined company that is bigger, stronger and more able to compete than either company would be alone. The last two years have illustrated that the uncertainty in the market will increase rapidly during this transition from a regulated to a competitive system. Being strong will help both companies during the transition. While we expect GPU to be better off as a result of the merger, we entered into the deal not out of desperation but as a deliberate move to create improved opportunities for our employees and returns for our shareholders.